Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT, dated this 11th  day of July, 2008 (the “Agreement”), among Callisto Pharmaceuticals, Inc., a Delaware corporation (“Callisto”), Synergy Pharmaceuticals, Inc., a Delaware corporation (“Synergy”), the individual parties named on the signature page hereto (the “Synergy Holders”) on the one hand, and Pawfect Foods, Inc., a Florida corporation (the “Company”), on the other hand.

W I T N E S S E T H:

WHEREAS, Callisto and the Synergy Holders together own all of the issued and outstanding shares of Synergy (the “Synergy Shares”); and

WHEREAS, subject to the terms and conditions set forth herein, each of Callisto and the Synergy Holders have each agreed to exchange their respective Synergy Shares for shares of the Company’s common stock, par value $.0001 per share (the “Company Common Stock”); and

WHEREAS, Biotech Initiative of Chelsea, Ltd. (“Principal”) owns 2,000,000 of 2,181,000 outstanding shares of Company Common Stock;

NOW, THEREFORE, in consideration of the mutual premises set forth above, the representations set forth below and other good and valuable consideration, the parties hereto agree as follows:

1.             Exchange.

(a)           Simultaneously herewith:

(i)            Principal will surrender 1,981,503.650 of 2,000,000 outstanding shares of the Company Common Stock for cancellation pursuant to the Contribution Agreement annexed hereto as Exhibit A and as a result of such  surrender and the filing and effect of the Amendment defined below, the remaining 18,496.350 shares of  Company  Common Stock owned by Principal will be split into 1,400,000 shares of  New Common Stock (defined below).

(ii)           the Company will file an amendment (the “Amendment”) to its articles of incorporation in the form annexed hereto as Exhibit B with the Secretary of the State of Florida (which among other things, will split 866,220.539 shares of Company Common Stock outstanding immediately after the surrender and cancellation of shares of  Company Common Stock set forth in Section 1(a) and the issuances of  Company Common Stock set forth in Sections 1(a)(iii), (iv) and (iv), below into 65,564,759 shares of recapitalized Company common stock (referred to as “New Common Stock”);

(iii)          the Company shall complete a private financing by issuing 66,058.394 shares of Company Common Stock (which on the effective date of the Amendment shall be split into 5,000,000 shares of New Common Stock) for gross proceeds of $3.0 million;

CONFIDENTIAL

(iv)          the Company will issue an aggregate of  600,665.794shares of Company Stock to Callisto and the Synergy Holders in the amounts set forth on Schedule 1(a)(iv) hereto (which on the effective date of the Amendment shall be split into  45,464,759  shares of New Common Stock) in exchange for all the outstanding shares of  Synergy Common Stock owned by them. The certificates representing the shares of Synergy Common Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Callisto and the Synergy Holders, respectively, transferring the same, with all necessary transfer tax and other revenue stamps, acquired at such parties expense, affixed and canceled.  Callisto and the Synergy Holders agree to cure any deficiencies with respect to the endorsement of the certificates representing the shares of Synergy Common Stock owned by Callisto or the Synergy Holders or with respect to the stock power accompanying any such certificates;

(v)           Callisto will cancel all obligations of Synergy and Synergy Advanced Pharmaceuticals, Inc, which is a Delaware corporation and a wholly owned subsidiary of Synergy (“Synergy Advanced”) to Callisto and any subsidiary of Callisto, whether or not represented by a document, except $350,000 which will be paid in full by the Company not later than three business days after the date of this Agreement;

(vi)          of the 600,665.794 shares of Company Common Stock the Company will issue to Callisto and the Synergy Holders,  11,557.035 shares of Company Stock issued to the Synergy Holders  (which on the effective date of the Amendment shall be split into 874,760 shares of New Common Stock) will be subject to restricted stock agreements (“Restricted Stock Agreement”) in the form annexed hereto as Exhibit C that vest ownership of such shares equally in two annual installments beginning on the first anniversary of the effective date of the exchange.; and

(vii)         the Company hereby assumes all outstanding options to purchase shares of Synergy (each, a “Synergy Stock Option”) under any option plan or otherwise, whether or not vested.  Each Synergy Stock Option so assumed by the Company under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the date hereof (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each Holding Stock Option will become exercisable in accordance with its terms for that number of shares of Company New Common Stock equal to the number of shares of Synergy Common Stock and (ii) the exercise price per share under the Synergy Stock Option for the shares of Company Common Stock issuable upon exercise of such assumed Stock Option shall be $0.25 per share.  This assumption and the enforceability of the Synergy Options into shares of Company Common Stock is expressly conditioned on the receipt of an acknowledgment of this assumption by all of the holders of the Synergy Stock Options in the form annexed hereto as Exhibit D.  No vesting periods or expiration periods for Synergy Stock Options will accelerate or be extended, respectively, as a result of the transaction contemplated hereby, which each optionee shall confirm in the acknowledgement of the assumption.  All references to Synergy in the Synergy Stock Options shall be deemed to refer to the Company and the Company shall assume all of Synergy’s obligations with respect to the Synergy Stock Options as so amended.

(b)           The parties intend that the transactions contemplated hereby (collectively referred to as the “Reorganization”) shall occur more or less simultaneously and shall constitute one single transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and any corresponding provisions under state and local laws.  Each party hereto agrees to take such action and file such forms, returns and statements as may be required under such section and the income tax regulations promulgated thereunder.

(c)           Giving effect to the transactions contemplated by this Agreement, immediately following the Reorganization, the outstanding share capitalization of the Company shall be as set forth in Schedule 1(c).

(d)           In furtherance of the transactions set forth in Section 1(a):

(i) Principal is hereby delivering to the Company a certificate representing 2,000,000 pre-Amendment shares together with the executed Contribution Agreement substantially in the form annexed hereto as Exhibit A, receipt of which is hereby acknowledged;

(ii) Callisto and each Synergy Holder is hereby delivering to the Company evidence of ownership of the Synergy Shares with transfer documentation, receipt of which is hereby acknowledged by the Company, against delivery to Callisto and the Synergy Holders of a copy of irrevocable instructions simultaneously given to Island Stock Transfer (the “Transfer Agent”), which instructions direct the Transfer Agent to issue to Callisto and to the Synergy Holders certificates representing an aggregate of  600,665.794 shares of Company Common Stock (which on the effective date of the Amendment shall be split into 45,464,759 shares of New Common Stock);

(iii) the Company is hereby delivering to Sommer & Schneider, LLP,  the closing agent designated by the investors in the private placement (the “Closing Agent”) irrevocable instructions directing the Transfer Agent to issue certificates in the names of the purchasers of the private placement representing an aggregate of 66,058.394  shares of Company Common Stock (which on the effective date of the Amendment shall be split into 5,000,000 shares of New Common Stock), against delivery to the Company of the gross proceeds of the private placement as directed by the Company; and

(iv) Callisto is hereby delivering to the Company the Grid Note with transfer documentation and a general release in the form annexed hereto as Exhibit E, against delivery of a copy of irrevocable instructions from the Company to the Closing Agent instructing the Closing Agent to deduct the sum of $350,000 from the proceeds of the private placement and deliver the sum of $350,000 to Callisto not late than the third business day after the date of this Agreement.

(e)           In connection with the execution of this Agreement by Callisto, the Company is delivering to Callisto a copy of certificate of the Secretary of State of the State of Florida, dated no more than 10 days prior to the date hereof, certifying that the Company is validly existing and in good standing under the laws of the State of Florida.

(f)            In connection with the execution of this Agreement by the Company, Callisto is delivering to the Company a certificate of the Secretary of State of the State of Delaware, dated no more than 10 days prior to the date hereof, certifying that Synergy and Synergy Advanced are each validly existing and in good standing under the laws of the State of Delaware.

2.             Representations and Warranties:

(a)           Callisto and each of the Synergy Holders severally hereby represent and warrant to the Company that :

(i)  They are the record and beneficial owner of the Synergy Shares, free and clear of all liens, charges, pledges, security interests, or Encumbrances of any kind or nature whatsoever.

(ii)  Each of Callisto, Synergy and Synergy Advanced are duly organized, validly existing and in good standing under the laws of the jurisdiction of Delaware.

(iii)          Synergy is the record and beneficial owner of all outstanding shares of the capital stock of Synergy Advanced, in each case free and clear of all Encumbrances.

(iv)          They have the full right and power, corporate or otherwise, and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out their respective obligations hereunder and the execution, delivery and performance by them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on their part and that of Callisto and Synergy   This Agreement has been duly executed and delivered by them,  and constitutes their valid and legally binding obligation , enforceable against them in accordance with its terms, except: (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(v)           Each of Callisto and the Synergy Holders understands that the shares of Company Common Stock issued hereunder are “restricted securities” and have not been registered under the Securities Act or any applicable Blue Sky Law and represent that they  (1) are acquiring the shares of Company Common Stock as principal for their own account and not with a view to or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable Blue Sky Law, (2) have no present intention of distributing any of such shares in violation of the Securities Act or any applicable Blue Sky Law and (3) have no arrangement or understanding with any other persons regarding the distribution of such shares (this representation and warranty not limiting their right to sell the shares of Company Common Stock pursuant a registration statement covering such securities or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable Blue Sky Laws. Each of Callisto and the Synergy Holders understands and agrees that the certificates representing the shares of Company Common Stock will bear a legend, in addition to any other legend required by Law or as set forth in the Restricted Stock Agreement, in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.  THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

(vi)          Each of Callisto and the Synergy Holders are  “accredited investors” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(vii)         Each of Callisto and the Synergy Holders, either alone or together with their respective  representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares of Company Common Stock, and have so evaluated the merits and risks of such investment.  Callisto and each of the Synergy Holders have reviewed the disclosures set forth in the Company Disclosure Schedules to this Agreement, and has had the opportunity to ask questions of the Company and receive answers thereto acceptable to them.  Each of Callisto and the Synergy Holders are able to bear the economic risk of an investment in the shares of Company Common Stock and, at the present time, able to afford a complete loss of such investment.

(viii)        Callisto and each Synergy Holder understands that the shares of Company Common Stock are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon, among other things, the truth and accuracy of, and their compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth in this Section 2(a) in order to determine the availability of such exemptions and their eligibility  to acquire the shares of Company Common Stock pursuant to the terms of this Agreement.

(ix)           Each of Callisto and the Synergy Holders acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

(x)            No broker, finder, agent or similar intermediary has acted on Callisto or any Synergy Holder’s behalf in connection with the transactions contemplated by this Agreement and there are no brokerage commissions, finder’s fees or similar compensation in connection therewith based on any arrangement or agreement made by or on its behalf.

(b)           Callisto hereby represents and warrants to the Company that, subject to the disclosures and exceptions set forth under the corresponding section of the disclosure schedules annexed hereto (the “Synergy Disclosure Schedules”), which Synergy Disclosure Schedules shall be deemed a part hereof:

(i)            All of the direct and indirect Subsidiaries of Synergy are set forth on Schedule 2(b)(i).  Synergy owns, directly or indirectly, the percentage of the capital stock or other Equity Interests of each Subsidiary as set forth on Schedule 2(b)(i) free and clear of any Encumbrances, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities of such Subsidiary.

(ii)           Synergy and each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Synergy nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, or formation, bylaws, operating agreement or other organizational or charter documents.  Synergy and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (1) a Material Adverse effect on the legality, validity or enforceability of this Agreement, or (2) a Material Adverse Effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Synergy and the Subsidiaries, taken as a whole, and, to the knowledge of Callisto, no Legal Proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(iii)          The consummation of the transactions contemplated hereby do not and will not: (1) conflict with or violate any provision of Synergy’s or any Subsidiary’s certificate or articles of incorporation or formation, bylaws, operating agreement or other organizational or charter documents, or (2) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Synergy or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Synergy or Subsidiary debt or otherwise) or other understanding to which Synergy or any Subsidiary is a party or by which any property or asset of Synergy or any Subsidiary is bound or affected, or (3) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Synergy or a Subsidiary is subject, or by which any property or asset of Synergy or a Subsidiary is bound or affected; except in the case of each of clauses (2) and (3), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(iv)          Synergy is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Governmental Entity, or other person or entity in connection with the transactions contemplated by this Agreement.

(v)           The issued and outstanding capitalization of Synergy immediately prior to the transactions contemplated by this Agreement is as set forth on Schedule 2(b)(v). Other than the Synergy Stock Options, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares or other Equity Interests in Synergy or contracts, commitments, understandings or arrangements by which Synergy or any Subsidiary is or may become bound to issue additional shares or other Equity Interests.  All of the outstanding shares of Synergy are validly issued, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(vi)          Attached as Section 2(b)(vi) to the Synergy Disclosure Schedule are the following financial statements (collectively, the “Synergy Unaudited Financial Statements”):

(1)           The unaudited consolidated balance sheets and statements of operations of Synergy Pharmaceuticals, Inc as of and for the periods ended December 31, 2007 and March 31, 2008, which include its wholly owned subsidiaries:  Synergy Advanced Pharmaceuticals, Inc. and IgX, Ltd (Ireland—inactive),  have been prepared from the books and records of Synergy, consistent from period to period, containing normal and recurring accruals and include allocations of operating expenses incurred by Callisto on behalf of Synergy.  Management believes the unaudited consolidated balance sheets and statements of operations of Synergy Pharmaceuticals, Inc. accurately reflect, subject to audit adjustments, the consolidated financial position and results of operations of Synergy as of and for the periods presented.

 (2)          The unaudited consolidated balance sheets and statements of operations of Synergy Pharmaceuticals, Inc which include its wholly owned subsidiaries:  Synergy Advanced Pharmaceuticals, Inc. and IgX, Ltd (Ireland—inactive) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These unaudited consolidated balance sheets and statements of operations do not include all of the information and footnote disclosures required by GAAP for complete financial statements

(vii)         Since March 31, 2008, except as specifically disclosed in Schedule 2(b)(vii) (1) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (2) neither Synergy nor any of its Subsidiaries has incurred any liabilities (contingent or otherwise) other than (A) those incurred in the ordinary course of business consistent with past practice, (B) those incurred in connection with the transactions contemplated by this Agreement, and (C) liabilities not required to be reflected in Synergy’s financial statements pursuant to GAAP, and (3) Synergy has not altered its method of accounting, except as required to carve Synergy’s financial position and results of operation out of Callisto.

(viii)        There is no Legal Proceeding, pending or, to the knowledge of Callisto, threatened against or affecting Synergy, any Subsidiary or any of their respective properties before or by any court or Governmental Entity which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (2) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Synergy nor any Subsidiary is, or has been, the subject of any Action involving a claim of violation of, or liability under, federal or state securities laws.  None of Synergy’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with Synergy or its Subsidiaries, and neither Synergy nor any of its Subsidiaries is a party to a collective bargaining agreement.  No executive officer, to the knowledge of Callisto, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Synergy or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  No executive officer of Synergy or any of its Subsidiaries has notified Synergy or any of its Subsidiaries that such officer intends to leave or otherwise terminate such officer’s employment with Synergy or any of its Subsidiaries.  Synergy and its Subsidiaries are in compliance with all United States federal, state and local, and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Schedule 2(b)(viii) of the Synergy Disclosure Schedules sets forth disclosures and exceptions to this Schedule 2(b)(vii).  Synergy did not and does not have any Employee Benefit Plans.

(viii)        Neither Synergy nor any Subsidiary: (1) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Synergy or any Subsidiary), nor has Synergy or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (2) is in violation of any order of any court, arbitrator or governmental body, or (3) is or has been, to the knowledge of Callisto, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(ix)           To the knowledge of Callisto,  Synergy and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Synergy Permits”), and neither Synergy nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Synergy Permit.

(x)            Synergy and each of its Subsidiaries has (1) timely filed all Tax Returns (as defined below) that are required to have been filed by them with all appropriate Taxing Authorities (as defined below), and all such returns are true and correct in all material respects, and (2) timely paid all Taxes (as defined below) shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). The Tax Returns of Synergy and its Subsidiaries have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Synergy or its Subsidiaries that are not adequately reserved for in accordance with GAAP. Synergy and its Subsidiaries have complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

(xi)           Since March 31, 2008, the business of Synergy and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been, to the knowledge of Callisto, any event, violation or other matter that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)          Neither Synergy, nor any person or entity controlling Synergy, is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xiii)           Synergy has not granted any registration rights with respect to its securities.

(ix)           Intellectual Property.           Synergy or one of its Subsidiaries owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all Synergy Intellectual Property Rights, except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect.

(1)           The Synergy Disclosure Schedule contains an accurate, true and complete listing of all Synergy Registered Intellectual Property owned by Company as of the date hereof.

(2)           The Synergy Disclosure Schedule accurately identifies as of the date hereof (i) all Synergy Intellectual Property Rights licensed to  Synergy or any of its Subsidiaries (other than any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and (B) is not incorporated into, or used directly in the development or manufacturing of, any of Synergy’s product candidates); and (ii) the corresponding Contracts pursuant to which such Synergy Intellectual Property Rights are licensed to the Company or such Subsidiary.

(x)              IP Licenses.           The Synergy Disclosure Schedule accurately identifies each Contract pursuant to which any person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Synergy Intellectual Property Rights.  None of Synergy or any of its Subsidiaries is bound by, and no Synergy Intellectual Property Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Synergy or any of its Subsidiaries to use, exploit, assert, or enforce any Synergy Intellectual Property Rights anywhere in the world.

(xi)             No Encumbrances.               Synergy or one of its Subsidiaries exclusively owns all right, title, and interest to and in Synergy Intellectual Property Rights (other than Synergy Intellectual Property Rights exclusively licensed to Synergy or one of its Subsidiaries, as identified in the Synergy Disclosure Schedule) free and clear of any Encumbrances (other than non-exclusive licenses granted pursuant to the Contracts listed in the Synergy Disclosure Schedule). Without limiting the generality of the foregoing as of the date hereof:

(1)           To the knowledge of Callisto, all documents and instruments necessary to register or apply for or renew registration of Synergy Registered Intellectual Property have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Entity.

(2)           Each person who is or was an employee or contractor of Synergy or of Callisto or of their respective Subsidiaries and who is or was involved in the creation or development of any Synergy Intellectual Property Rights during the period from April 30, 2003 to the date of this Agreement has signed a valid, enforceable agreement containing an obligation to assign Intellectual Property to Synergy or one of its Subsidiaries and confidentiality provisions protecting trade secrets and confidential information of Synergy and its Subsidiaries.     No current or former shareholder, officer, director, consultant or employee of Callisto or its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Synergy Intellectual Property Rights, which was created of suffered to exist on or after April 30, 2003.

(3)           To the knowledge of Callisto, no employee of or consultant to Synergy or Callisto or any of their respective Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Synergy or any of its Subsidiaries or (b) in breach of any Contract with any former employer or other person concerning Synergy Intellectual Property Rights or confidentiality provisions protecting trade secrets and confidential information in Synergy Intellectual Property Rights.

(4)           Synergy and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information that the Company and each of its Subsidiaries holds, or purports to hold, as a trade secret.

(5)           Neither Synergy, Callisto or any of their respective Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Synergy Intellectual Property Rights to any other person.

(6)           None of the Company or any of its Subsidiaries is now or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company or any of its Subsidiaries to grant or offer to any other person any license or right to any Synergy Intellectual Property Rights.

(7)           The Synergy Intellectual Property Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted.

(xii)          Intellectual Property Rights Agreements.        Callisto and Synergy have delivered, or made available to the Company, a complete and accurate copy of all Synergy Intellectual Property Rights Agreements. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any Synergy Intellectual Property Rights Agreement, will not cause the forfeiture or termination of or Encumbrance upon, or give rise to a right of forfeiture or termination of or Encumbrance upon, any Synergy Intellectual Property Rights or impair the right of Synergy or any of its Subsidiaries to use, sell or license any Synergy Intellectual Property Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect. With respect to each of the Synergy Intellectual Property Rights Agreements as of the date hereof: (1) each such agreement is valid and binding on Synergy and/or such Subsidiary that is a party thereto and in full force and effect; (2) none of Callisto or its Subsidiaries has received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (3) none of Callisto or its Subsidiaries, and to the knowledge of Callisto or its Subsidiaries, any other party to such agreement, is in breach or default thereof in any material respect.

(xiii)         No Violation.         To the knowledge of Callisto or its Subsidiaries, as of the date hereof, neither the manufacture, marketing, license, sale, offer for sale, use or intended use of the Synergy Intellectual Property Rights, violates any license or agreement between Callisto or Synergy on one side and any third party on the other side or, to the knowledge of Callisto or Synergy, infringes or nor would induce infringement of, nor constitute contributory infringement of any Intellectual Property right of any other party.  To the knowledge of Callisto or its

Subsidiaries as of the date hereof, no third party is infringing upon, or violating any license or agreement with Callisto or any of its Subsidiaries relating to any Synergy Intellectual Property Rights.  As of the date hereof, there is no current, pending or, to the knowledge of Callisto or its Subsidiaries, threatened challenge, claim or Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Synergy Intellectual Property Rights, nor has the Company or any of its Subsidiaries received any written notice asserting that any Synergy Intellectual Property Rights or the proposed use, sale, license or disposition thereof conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other party.

(xiv)        Registration.         Each item of Synergy Intellectual Property Rights that is Synergy Registered Intellectual Property is and at all times has been filed and maintained in compliance with all applicable Laws and all filings, payments, and other actions required to be made or taken to maintain such item of Synergy Registered Intellectual Property in full force and effect have been made by the applicable deadline or permitted deadline extension, except as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as may be set forth in the Contracts listed in the Synergy Disclosure Schedule, the Company has the right to apply for patent term extension, patent term adjustment, or supplemental protection certificate in all jurisdictions as to all patents included in the Synergy Registered Intellectual Property.

(xv)         No Trademark Interference.                To the knowledge of Callisto or its Subsidiaries as of the date hereof, no trademark (whether registered or unregistered) or trade name owned, used, or applied for by Synergy or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which the Synergy or any of its Subsidiaries has or purports to have an ownership interest has been impaired.

(xvi)        IP Indemnification.               Except as may be set forth in the Contracts listed in the Synergy Disclosure Schedule, none of Synergy or any of its Subsidiaries is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other person with respect to any Intellectual Property infringement, misappropriation, or similar claim.  None of Synergy or any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another person for infringement, misappropriation, or violation of any Intellectual Property right.

(xvii)       Regulatory Actions.            None of Synergy or any of its Subsidiaries or, to the knowledge of Callisto or any of its Subsidiaries, any of the licensees or assigns of Synergy Intellectual Property Rights, has received any written notice that the FDA, EMEA or any other similar Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application (or foreign counterpart thereto) sponsored by Synergy or any of its Subsidiaries or otherwise restrict the preclinical research on or clinical study of any Synergy product or any biological or drug product being developed by Synergy or any licensee or assignee of Synergy Intellectual Property Rights based on such Intellectual Property, or to recall, suspend or otherwise restrict the manufacture of any Synergy product.

(xvii)         Since March 31, 2008, except as specifically contemplated by, or as disclosed in, this Agreement or in the Synergy Disclosure Schedule, Synergy and each of its Subsidiaries has conducted its operations only in the ordinary course of business consistent with past practice and:

(1)           there has not been any Material Adverse Effect or an event or development that would, individually or in the aggregate, have a Material Adverse Effect;

(2)           there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets or business of Synergy (whether or not covered by insurance);

(3)           none of Synergy or any of its Subsidiaries has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any Equity Interests or other securities;

(4)           none of Synergy or any of its Subsidiaries has sold, issued or granted, or authorized the issuance of, or amended the terms of: (i) any capital stock or other security; (ii) any option, warrant or right to acquire any capital stock or any other security, except the Synergy Stock Options; (iii) any instrument convertible into or exchangeable for any capital stock or other security or (iv) any Equity Interest;

(5)           there has been no amendment to Synergy Charter Documents, and none of Synergy or any of its Subsidiaries has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, reorganization, stock split, reverse stock split, plan of complete or partial liquidation, dissolution, restructuring or similar transaction;

(6)           none of Synergy or any of its Subsidiaries has formed any Subsidiary or acquired any Equity Interest or other interest in any other person;

(7)           none of Synergy or any of its Subsidiaries has: (i) lent money to any person; (ii) incurred, assumed or guaranteed any indebtedness for borrowed money, except capital leases in the ordinary course of business and advances from Callisto pursuant to a certain grid note or otherwise; (iii) issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities; (iv) assumed or guaranteed any indebtedness or other obligations of any other person; or (v) made any capital expenditure or commitment in excess of $50,000;

(8)           except as described in the Synergy Disclosure Schedule, none of Synergy or any of its Subsidiaries has: (i) adopted, established or entered into any Benefit Plan; (ii) caused or permitted any Employee Benefit Plan to be amended other than as required by Law; or (iii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or employees;

(9)           none of Synergy or any of its Subsidiaries has changed any of its methods of accounting or accounting practices in any material respect, except as necessary to carve out Synergy’s financial position and results of operations from those of Callisto;

(10)         none of Synergy or any of its Subsidiaries has made any material Tax election, filed any material amendment to any Tax Return, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement relating to any material Tax, surrendered any right to claim a material Tax refund, or consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(11)         none of Synergy or any of its Subsidiaries has commenced or settled any Legal Proceeding;

(12)         none of Synergy or any of its Subsidiaries has entered into any material transaction outside the ordinary course of business;

(13)         none of Synergy or any of its Subsidiaries has sold, leased or otherwise irrevocably disposed of any of its assets or properties, nor has any security interest or other Encumbrance been created in such assets or properties, except in the ordinary course of business consistent with past practices;

(14)         there has been no amendment or early termination of any Company Material Contract;

(15)         there has been no (A) material change in pricing or royalties set or charged by Synergy or any of its Subsidiaries to its customers or licensees, (B) agreements by Synergy or any of its Subsidiaries to change pricing or royalties set or charged by persons who have licensed Intellectual Property to Synergy or any of its Subsidiaries, or (C) as of the date of this Agreement, material change in pricing or royalties set or charged by persons who have licensed Intellectual Property to Synergy or any of its Subsidiaries; and

(16)         none of Synergy or any of its Subsidiaries has negotiated, agreed or committed to take any of the actions referred to in clauses (1) through (15) above (other than negotiations between the parties to enter into this Agreement).

(xix)           None of the representations and warranties made by Callisto in this Section 2(b) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(c)           The Company hereby represents and warrants to Callisto that, subject to the disclosures and exceptions set forth under the corresponding section of the disclosure schedules annexed hereto (the “Company Disclosure Schedules”), which Company Disclosure Schedules shall be deemed a part hereof:

(i)            The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect; it being understood, however, that Company’s continuing incurrence of losses, as long as such losses are in the ordinary course of business shall not, alone, be deemed to be a Material Adverse Effect.

(ii)           The Company has no subsidiaries.

(iii)          The Articles of Incorporation and Bylaws of the Company as included in the Company’s SB-2 registration statement filed February 10, 2006 as Exhibit 3.1 and 3.2 are true and correct copies thereof.  The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

(iv)          Effective with the filing of the Amendment substantially in the form annexed hereto as Exhibit B, (after giving effect to the cancellation of certain shares owned by Principal and the closing of the private placement, and the issuance of an aggregate of 600,665.794shares of Company Stock to Callisto and the Synergy Holders in the amounts set forth on Schedule 1(a)(iv) hereto (which on the effective date of the Amendment shall be split into  45,464,759  shares of New Common Stock), the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which there are 866,220.539 shares issued and outstanding as of the date hereof  (which on the effective date of the Amendment shall be split into 65,564,760 shares of New Common Stock) and 10,000,000 shares of Preferred Stock, $.001 par value, of which there were no shares issued and outstanding as of the date hereof.   All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, or any agreement to which the Company is a party or by which it is bound. As of the date hereof and prior to the assumption of the Synergy Stock Options hereby, the Company did not have any options or warrants to purchase common stock outstanding.

(v)           There are no securities exchangeable or convertible into any equity securities of the Company.  There are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement.  There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company.

(vi)          The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except: (1) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (3) insofar as indemnification and contribution provisions may be limited by applicable law. The execution and delivery of this Agreement by the Company, does not, and the performance of this Agreement by the Company, will not (1) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (collectively, the “Company Charter Documents”), (2) subject to compliance with the requirements set forth in Section 2 (c) (vii) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, or by which its properties is bound or affected or (3) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, the Company’s rights or alter the rights or obligations of any third party under, or to the Company’s knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the properties or assets of the Company, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company, or any of its properties are bound or affected.

(vii)         No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, or other person or entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for  (1) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws (including under Regulation D) and (2) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(viii)        The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the “SEC”).  All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto) are collectively referred to herein as the “Company SEC Filings” and the Company has provided or made available to Callisto and the Synergy Holders copies thereof and of all correspondence to or from the SEC with respect to the Company. As of their respective dates, the Company SEC Filings (1) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Filings, and (2) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ix)           Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Filings (the “Company Financials”), as of their respective dates, (1) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (2) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (3) fairly present in all material respects the financial position of the Company at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.  The balance sheet of the Company as of March 31, 2008 is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Company Financials, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, except liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Material Adverse Effect.

(x)            Except as disclosed in the Company SEC Filings filed prior to the date hereof or as contemplated by this Agreement, since the date of the Company Balance Sheet, the Company has conducted business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (1) any change that individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (2) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance; (3) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company; or (4) any change by the Company in accounting principles, practices or methods.

(xi)             The Company maintains adequate disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed in the reports that the Company files or submits pursuant to the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer to allow timely decisions regarding required disclosure. Except as disclosed in the Company SEC Filings, there are no (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) fraud, or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xii)            The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Company SEC Filings, as of January 31, 2007, the Company is not aware of any material deficiencies with respect to its internal control over financial reporting.

(xiii)         The Company has (1) filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities, and all such returns are true and correct in all material respects, and (2) paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). The Tax Returns of the Company have not been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company that are not adequately reserved for in accordance with GAAP. The Company has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

(xiv)        The Company has no patents, trademarks, licenses, sublicenses, or any agreement relating to the ownership or use of any intellectual property.

(xv)         The Company is not in conflict with, or in default or violation of (1) any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (2) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Material Adverse Effect.  To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Material Adverse Effect.  There is no agreement, judgment, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted.

(xvi)        The Company holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of the Company except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (collectively, the “Company Permits”) and the Company is in compliance in all material respects with the terms of the Company Permits.

(xvii)       There is no Action which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (2) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  The Company is not, or has not been, the subject of any Action involving a claim of violation of, or liability under, federal or state securities laws.  None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement. There are no employment agreements for executive officers or employees of the Company.  No executive officer, to the knowledge of the Company, is in violation of any material term of any, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  No executive officer of the Company has notified the Company that such officer intends to leave or otherwise terminate such officer’s employment with the Company.  The Company is in compliance with all United States federal, state and local, and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)      The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(xix)         The Company is not a party to any written or oral agreements except as set forth in the Company Disclosure Schedules.

(xx)          The shares of Company Common Stock issued by the Company pursuant to this Agreement have been duly authorized, validly issued, and are fully paid and non-assessable, free of all Encumbrances and not subject to preemptive rights and, subject to the accuracy of the representations made by Callisto and each Synergy Holder in Sections 2(a)(v), 2(a)(vi) and 2(a)(vii) will be exempt from the registration requirements of the Securities Act and applicable Blue Sky Laws.

(xxi)           None of the representations and warranties made by the Company in this Section 2 (c) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

(d)           Each of Callisto, the Company, Synergy and the Synergy Holders represent that they are aware that:

(i)            Principal was the owner of in excess of 80% of the outstanding shares of Company Common Stock immediately prior to the consummation of the transactions contemplated by this Agreement;

(ii)           Sommer & Schneider, LLP, legal counsel to the Company in connection with the transactions contemplated by this Agreement, has in the past provided legal counsel to Callisto, Synergy and Synergy Advanced, including the planning and structuring of alternative transaction for the financing of Callisto and Synergy and, with the advice of Sichenzia Ross Friedman Ference LLP, Synergy, Synergy Advanced and Callisto’s counsel, each have waived any conflict in connection with this Agreement or the transactions contemplated hereby.

(iii)          Pietro Gattini, the CEO and sole director of the Company owns shares of Callisto’s common stock in an amount less than 0.3% of such shares outstanding as of May 14, 2008.

3.             Definitions. In addition to the terms defined elsewhere in this Agreement the following terms shall have the meanings indicated in this Section 3.

“affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

 “Agreement” has the meaning set forth in the Preamble.

“Amendment” has the meaning set forth in Section  1(a)(ii).

“Blue Sky Laws” means state securities or “blue sky” laws.

“business day” means any day other than a day on which the SEC shall be closed.

“Callisto”  has the meaning set forth in the Preamble.

 “Principal” has the meaning set forth in the recitals.

 “Code” has the meaning set forth in Section (1)(b).

“Company” has the meaning set forth in the Preamble.

“Company Financials” has the meaning set forth in Section 2(c)(ix).

“Company Charter Documents” has the meaning set forth in Section 2(c)(iv).

 “Company Common Stock” has the meaning set forth in the recitals.

“Company Disclosure Schedules” has the meaning set forth in Section 2(c).

“Company Financials” has the meaning set forth in Section 2(c)(ix).

“Company Permits” has the meaning set forth in Section 2(c)(xvi).

 “Company SEC Filings” has the meaning set forth in Section 2(c)(vii).

 “Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, purchase and sales orders, quotations and other executory commitments to which any company is a party or to which any of the assets of the companies are subject, whether oral or written, express or implied.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“EMEA” shall mean the European Medicines Evaluation Agency,

 “Employee Benefit Plan” means any “employee benefit plan”, within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA, or any other employee benefit plan, arrangement, agreement, understanding, program, policy or practice (including any portion of any employment or consulting agreement), whether written or oral, which is (A) an equity compensation, incentive pay, incentive bonus or deferred bonus arrangement, (B) a stock purchase, stock award, stock appreciation right, phantom stock or stock option plan or arrangement, (C) an equity compensation arrangement or profit sharing plan, (D) a cafeteria plan under Code Section 125, (E) an arrangement providing for insurance coverage (including split-dollar life, health, disability or retirement insurance), worker’s compensation benefits or unemployment compensation, (F) an arrangement providing termination allowance, salary continuation, severance pay, retention compensation or similar benefits, (G) a change in control arrangement or similar arrangement, (H) a deferred compensation plan or arrangement, (I) a death benefit or survivor income arrangement, (J) an employee relocation, tuition reimbursement, psychiatric or other counseling, employee assistance, dependent care assistance, or legal assistance plan or arrangement, (K) a Coverdell education savings account, Archer medical savings account or health savings account, (L) a fringe benefit arrangement (cash or noncash), (M) a holiday or vacation plan or policy, or (N) any other compensation plan, arrangement, agreement, understanding, program, policy or practice.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

 “Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Expenses” shall mean all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and all other matters related to the transactions contemplated hereby.

 “FDA”  shall mean the U.S. Food and Drug Administration. (“FDA”) promulgated thereunder .

“FDCA” shall mean the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”) and the regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any Taxing authority); or (d) self-regulatory organization (including FINRA and the NASDAQ Stock Market Inc.).

“Grid Note” has the meaning set forth in Section 1(a)(v).

“group” is defined as in the Exchange Act, except where the context otherwise requires.

 “Intellectual Property” means all intellectual property or other proprietary rights of every kind, foreign or domestic, including all patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, domain names, service marks, service mark registrations and applications, trade names, trade secrets, know-how, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, and all documentation thereof.

“IRS” means the United States Internal Revenue Service.

 “knowledge” of any person which is not an individual means, with respect to any specific matter, the actual knowledge of such person’s executive officers and any other officer having primary responsibility for such matter after reasonable inquiry.

“Law” means any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or under the authority of the NASDAQ Stock Market, Inc. or the National Association of Securities Dealers).

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel or other alternative dispute resolution body.

“Material Adverse Effect” means, when used in connection with the Company or Synergy and its Subsidiaries, any change, effect or circumstance that: (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of such party, taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (A) economic conditions generally in the United States or foreign economies in any locations where such party has material operations or sales; (B) conditions generally affecting the industries in which such party participates; (C) the announcement or pendency of  the transactions contemplated by this Agreement; (D) legislative or regulatory changes in the industries in which such party participates following the announcement of the transactions contemplated by this Agreement; (E) any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency and (F) compliance with the terms of, or the taking of any action required by, or the failure to take any action prohibited by, this Agreement; provided, with respect to clauses (A), (B) and (D) the changes, effects or circumstances do not have a materially disproportionate effect (relative to other industry participants) on such party; or  prevents the Company or Callisto, as applicable, from consummating the transactions contemplated by this Agreement.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

 “Sarbanes-Oxley Act” has the meaning set forth in Section 3.7(a).

“SEC” means the Securities and Exchange Commission.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

 “Synergy” has the meaning set forth in the Preamble.

“Synergy Advanced” has the meaning set forth in Section 1(a).

“Synergy Common Stock” has the meaning set forth in the recitals hereto.

“Synergy Disclosure Schedules” has the meaning set forth in 2(b).

“Synergy Intellectual Property Rights” means all Intellectual Property owned, exclusively licensed, or controlled by Synergy.

“Synergy Intellectual Property Rights Agreement” means any Contract governing any Synergy Intellectual Property Rights.

 “Synergy Permit” has the meaning set forth in Section 3.6.

 “Synergy Registered Intellectual Property” means all Synergy Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Entity, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Synergy Shares” has the meaning set forth in the Preamble.

“Synergy Stock Option” has the meaning set forth in Section 1(a)(iv).

“Taxing Authority” shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

“Tax Returns” means any report, return (including information return), claim for refund, or declarations or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all forms of taxation and duties lawfully imposed in whatever  jurisdiction and includes:

(a) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative, minimum, add-on minimum, sales, use, transfer, registration, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs duties, real property, personal property, capital stock, employment, profits, withholding, disability, intangibles, withholding, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever;

(b) any liability for the payment of amounts of tax including those referred to in (a) as a result of being a member of any affiliated, consolidated, combined or unitary group, or

(c) any liability for amounts of tax including those referred to in (a) or (b) as a result of any obligations to indemnify another person (whether by agreement, applicable law or otherwise) or as a result of being a successor in interest or transferee of another person.

4.             Covenants.

(a)           The Company shall promptly make all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K and information required by Rule 14f-1 under the Exchange Act.

(b)           The Board of Directors of the Company, in accordance with applicable law and the Company Charter Documents, shall immediately take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of the Company as of the close of business on the date hereof, to appoint each of Chris McGuigan, Gabriele M. Cerrone, Gary S. Jacob, John Brancaccio and Tom Adams as a director of the Company.

(c)           The Board of Directors of the Company, in accordance with applicable law and the Company Charter Documents shall immediately take all necessary action to appoint the officers of Synergy to be officers of the Company with substantially the same titles and authority.

(d)           Except for the Synergy Stock Options assumed hereunder, during a period of one year following the date hereof, the Company will not adopt a plan or issue shares or options to purchase shares of Company New Common Stock for compensation purposes involving more than 8,000,000 shares of Company New Common Stock without (i) the prior written consent of Callisto, which consent may be given or with held by the majority vote of a compensation committee of the board of directors of Callisto consisting of a majority of non-management directors; and (ii) the grant of such securities being approved by a committee of the board of directors of the Company consisting solely of majority of non-management directors.

(e)           The Company will promptly file the Amendment and take such action as is required to properly inform the OTCBB of the record and effective dates of the Amendment.

(f)            The Company will appoint Stock Trans, Inc. to serve as transfer agent and registrar for the New Common Stock.

5.             Miscellaneous.

(a)           The representations and warranties of the parties set forth in this Agreement shall survive for a period of six (6) months following the date hereof. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, except as a result of a fraud perpetrated by such officer or director, no officer or director of the Company, or their respective successors, shall have any liability hereunder from and after the date hereof.

(b)           Synergy will promptly pay the Expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants

(c)           All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to the Company:

Pawfect Foods, Inc.

31-51 Steinway Street

Long Island City, NY 11103

Telecopier: (212) 755-4994

with a copy to:

Sommer & Schneider LLP (which shall not constitute notice)

595 Stewart Avenue, Suite 710

Garden City, NY 11530

Attention: Herbert H. Sommer, Esq.

Telecopier: (516) 908-4000

If to Callisto, Synergy or the Synergy Holders:

c/o Callisto Pharmaceuticals, Inc.

420 Lexington Avenue, Suite 1601

New York, NY 10170

Attention:  Gary Jacob, CEO

Telecopier: (212) 297-0020

In each case, with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY  10006

Attention: Jeffrey J. Fessler

Telecopier:  (212) 930-9725

(d)           Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of New York, County of New York in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction.

(e)           The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as any other party may reasonably request for the purpose of carrying out the intent of this Agreement.

(f)            This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

(g)           No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

(h)           If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i)            The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(j)            This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

(k)           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

“Callisto”		CALLISTO PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, CEO

“Synergy”		SYNERGY PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, President and Acting CEO

“Company”		PAWFECT FOODS, INC.

	By:	/s/ Pietro Gattini
Pietro Gattini, CEO

“Synergy Holders”:		/s/ Gabriele M. Cerrone
Gabriele M. Cerrone

/s/ Gary S. Jacob
Gary S. Jacob

/s/ Kunwar Shailubhai
Kunwar Shailubhai